QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 24

POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jerry Kronenberg and John P. Murphy, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, to execute a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 2,500,000 shares of Thomas & Betts Corporation Common Stock in connection with the Thomas & Betts Corporation 2001 Stock Incentive Plan and any and all amendments to such Registration Statement whether filed prior or subsequent to the time such Registration Statement becomes effective, including amendments and any post-effective amendments to such Registration Statement for the same offering that are to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and hereby ratifies and confirms all that such attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue of these presents.

Signature	Title	Date

/s/ T. KEVIN DUNNIGAN T. Kevin Dunnigan	Chairman, President and Chief Executive Officer	April 26, 2001
Ernest H. Drew	Director
Jeananne K. Hauswald	Director
/s/ DEAN JERNIGAN Dean Jernigan	Director	April 27, 2001
/s/ RONALD B. KALICH, SR. Ronald B. Kalich, Sr.	Director	April 30, 2001
Robert A. Kenkel	Director
/s/ KENNETH R. MASTERSON Kenneth R. Masterson	Director	April 30, 2001
/s/ JOHN P. MURPHY John P. Murphy	Senior Vice President - Chief Financial Officer	April 26, 2001
/s/ JEAN-PAUL RICHARD Jean-Paul Richard	Director	April 30, 2001
/s/ JERRE L. STEAD Jerre L. Stead	Director	April 27, 2001
/s/ WILLIAM H. WALTRIP William H. Waltrip	Director	April 27, 2001

QuickLinks

POWER OF ATTORNEY